UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2005

WHITTIER ENERGY CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	0-30598	20-0539412
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

333 CLAY STREET, SUITE 1100

HOUSTON, TEXAS 77002

(Address of Registrant’s Principal Executive Offices)

(713) 850-1880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On July 14, 2005, the Board of Directors of Whittier Energy Corporation (“Whittier”), upon the recommendation of the Compensation Committee, approved a compensation package for non-management directors, effective immediately. As more fully described in Exhibit 99.1 to this Current Report, each non-management director will receive $1,000 for attendance at each board meeting, an annual retainer of $10,000 payable in options to acquire Whittier common stock, and additional annual compensation of $24,000 also payable in Whittier stock options. The chair of the Company’s Audit Committee will receive an additional annual retainer of $7,500 payable in stock options and members of the Audit and Compensation Committees will receive $500 for attendance at each committee meeting. Each member of the Executive Committee will receive an additional annual retainer of $10,000 in stock options for his participation on that committee. The Company anticipates that all grants of stock options under the program will be made annually in conjunction with the Whittier’s annual stockholder meeting.

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

99.1	Summary of Whittier Energy Corporation Outside Director Compensation Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITTIER ENERGY CORPORATION

Date: July 20, 2005	By:	/s/ Michael B. Young
Michael B. Young
Vice President, Chief Financial Officer and
Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Summary of Whittier Energy Corporation Outside Director Compensation Program